Exhibit 4.6

                                                                      EXECUTION
                                                                      COPY







                    TRANSFEROR CERTIFICATE PURCHASE AGREEMENT


                                     between

                             A.I. RECEIVABLES CORP.,
                                    as Seller


                                       and


                        A.I. RECEIVABLES TRANSFER CORP.,


                                  as Purchaser





                          Dated as of NOVEMBER 8, 1999








NY2:\814438\14\HGF@14!.DOC\11278.0005

                                TABLE OF CONTENTS
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                                                                                                                        PAGE
ARTICLE I                 DEFINITIONS.....................................................................................1

           Section 1.1         Definitions................................................................................1
           Section 1.2         Other Definitional Provisions..............................................................3

ARTICLE II                PURCHASE AND CONVEYANCE OF COLLATERAL...........................................................4

           Section 2.1         Purchase...................................................................................4

ARTICLE III               CONSIDERATION AND PAYMENT.......................................................................5

           Section 3.1         Purchase Price.............................................................................5

ARTICLE IV                REPRESENTATIONS AND WARRANTIES..................................................................5

           Section 4.1         Representations and Warranties of the Seller Relating to the Seller's Power and Authority..5
           Section 4.2         Representations and Warranties of the Seller Relating to the Agreement and the Transferor
                               Certificate................................................................................7
           Section 4.3         Representations and Warranties of the Purchaser...........................................10

ARTICLE V                 COVENANTS......................................................................................11

           Section 5.1         Seller Covenants..........................................................................11

ARTICLE VI                REPURCHASE OBLIGATION..........................................................................13

           Section 6.1         Repurchase of the Transferor Certificate..................................................13
           Section 6.2         Payments Due on Ineligible Underlying Receivables.........................................13

ARTICLE VII               TERM AND PURCHASE TERMINATION..................................................................14

           Section 7.1         Term......................................................................................14

ARTICLE VIII              MISCELLANEOUS PROVISIONS.......................................................................14

           Section 8.1         Amendment.................................................................................14
           Section 8.2         GOVERNING LAW.............................................................................14
           Section 8.3         Notices...................................................................................15
           Section 8.4         Severability of Provisions................................................................15
           Section 8.5         Agreement of Seller.......................................................................15
           Section 8.6         Further Assurances........................................................................15
           Section 8.7         No Waiver; Cumulative Remedies............................................................15
           Section 8.8         Counterparts..............................................................................16
           Section 8.9         Binding; Third-Party Beneficiary..........................................................16
           Section 8.10        Merger and Integration....................................................................16
           Section 8.11        Headings..................................................................................16
           Section 8.12        Schedules and Exhibits....................................................................16
           Section 8.13        Survival of Representations and Warranties................................................16
           Section 8.14        Waiver of Trial by Jury...................................................................16
           Section 8.15        No Petition...............................................................................16


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
                     TRANSFEROR CERTIFICATE PURCHASE AGREEMENT, dated as of NOVEMBER 8, 1999, by and among A.I. Receivables Corp., a Delaware corporation ("AIR"), as seller (the "Seller") and A.I. Receivables Transfer Corp., a Delaware corporation (together with its successors, "ART"), as a purchaser (the "Purchaser").

                              W I T N E S S E T H:

                     WHEREAS, the Purchaser desires to purchase, from the Seller, the Transferor Certificate (as defined herein);

                     WHEREAS, the Seller desires to sell the Transferor Certificate to the Purchaser upon the terms and conditions hereinafter set forth;

                     WHEREAS, it is contemplated that the Transferor Certificate purchased hereunder will be transferred by the Purchaser to AIG Credit Premium Finance Master Trust (the "Trust"); and

                     WHEREAS, the Seller agrees that all covenants and agreements made by the Seller herein with respect to the Transferor Certificate shall also be for the benefit of Bank One, National Association, a national banking association, as indenture trustee (the "Trustee"), and all Noteholders.

                     NOW, THEREFORE, it is hereby agreed by and among the Seller and the Purchaser as follows:


                                   ARTICLE I

                                  DEFINITIONS

                     Section 1.1 Definitions. Each capitalized term used herein or in any Conveyance Paper, and not defined herein or therein, shall have the meaning specified in the Base Indenture and the Sale and Servicing Agreement. In addition, the following words and phrases shall have the following meanings:

                     "Agreement" means this Transferor Certificate Purchase Agreement and all amendments hereof and supplements hereto.

                     "AIR" has the meaning specified in the Preamble

                     "AIR Trust" means AIC Premium Finance Loan Master Trust created pursuant to the Pooling and Servicing Agreement.

                     "Air Trust Provisions" has the meaning specified in the Sale and Servicing Agreement.

                     "ART" has the meaning specified in the Preamble.

                     "Base Indenture" means the Base Indenture, dated as of the date hereof, between the Trust and the Trustee.

                     "Closing Date" means November 8, 1999.

                     "Conveyance" has the meaning specified in Section 2.1(a).

                     "Conveyance Papers" has the meaning specified in Section 4.1(c).

                     "Ineligible Receivable" has the meaning specified in the Sale and Servicing Agreement.

                     "Pooling and Servicing Agreement" has the meaning specified in the Base Indenture.

                     "Purchase Price" has the meaning specified in Section 3.1.

                     "Purchaser" has the meaning specified in the Preamble.

                     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the Closing Date, by and among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer" or "Trust"), Chase Manhattan Bank Delaware, a Delaware banking corporation, as owner trustee of the Issuer (the "Owner Trustee"), A.I. Receivables Transfer Corp., a Delaware corporation, as seller (the "Seller"), The First National Bank of Chicago, as trustee (the "Trustee") and AIC, AICCO, Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding", and together with each of AIC, AICCO, IP Finance I and IP Finance II, each separately and collectively, the "Servicer" and the "Originators") and all amendments and supplements thereto.

                     "Seller" has the meaning specified in the Preamble.

                     "Seller Required Time" means, with respect to any breach of representation or warranty, the earlier of:

                               (i) the 60th day (or such later day, not to
                     exceed the 120th day, as may be agreed by the Trustee in its sole discretion) from the earlier to occur of (A) the discovery of such breach and the related Requisite Effect by the Seller or (B)receipt by the Seller of written notice of such breach and effect given by the Trustee, and

                               (ii) if such breach of a representation or
                     warranty relates to Section 4.2(a), 4.2(b)(ii) or 4.2(b)(vi), the date on which a Pay Out Event shall occur for any Series as result of such breach.


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
                     "Seller Requisite Effect" means any of the following:

                               (i) with respect to any breach of representation
                     or warranty, an effected Receivable becomes a Defaulted Receivable as a result of such breach,

                               (ii) with respect to any breach of representation
                     or warranty set forth in Section 4.2(a), 4.2(b)(ii) or 4.2(b)(vi), the interest of the Trustee in any Purchased Assets shall not be a first priority perfected security interest, or

                               (iii) with respect to any breach of a
                     representation or warranty set forth in 4.1(e), 4.1(g), 4.1(h), 4.2(b)(i) or 4.2(b)(v), such breach has a material adverse effect on the interests of Noteholders.

                     "Seller Specified Representation" means a representation or warranty set forth in any of the following subsections: 4.1(e), 4.1(g), 4.1(h), 4.2(a) or 4.2(b).

                     "Transferor Certificate" means the certificate representing an undivided ownership interest in AIC Premium Loan Master Trust, not represented by any outstanding series of certificates issued by the AIR Trust.

                     "Trust" means AIG Credit Premium Finance Master Trust, the trust created by the Master Trust Agreement, dated as of the date hereof between the Purchaser and Chase Manhattan Bank Delaware, a Delaware banking corporation, as Owner Trustee.

                     "Trustee" means Bank One, National Association, a national banking association, as, and acting in the capacity of, Trustee under the Base Indenture, or its successor-in-interest, or any successor trustee appointed in accordance with the Base Indenture.

                     "Underlying Receivable" has the meaning specified in the Sale and Servicing Agreement.

                     Section 1.2 Other Definitional Provisions. Each capitalized term defined in this Agreement shall have the defined meaning when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto unless otherwise defined therein.

                     (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Conveyance Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.


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
                     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                     (c) Any reference to each Rating Agency shall apply to any specific rating agency only if such rating agency is then rating any outstanding Series.

                     (d) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                                   ARTICLE II

                      PURCHASE AND CONVEYANCE OF COLLATERAL

                     Section 2.1 Purchase. By execution of this Agreement, the Seller hereby transfers, assigns, and otherwise conveys to the Purchaser (the "Conveyance"), without recourse, all of its respective right, title and interest in and to the Transferor Certificate (the "Transferor Certificate") and the Seller's right to receive distributions under the Pooling and Servicing Agreement as the holder of the Transferor Certificate, including the Seller's rights under or in connection with the Pooling and Servicing Agreement and claims in connection therewith against other Persons and all the proceeds of the foregoing (the "Purchased Assets").

                     (a) In connection with such Conveyance, the Seller agrees
(i) to record and file, at its own expense, one or more financing statements (and continuation statements with respect to such financing statements when applicable) and to take such other action with respect to the Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect a first priority ownership or security interest in, and maintain such ownership and perfection of, the Conveyance of the Purchased Assets from the Seller to the Purchaser on the Closing Date (and the Purchaser to the Trust, as assignee and to the Trustee, for the benefit of the Noteholders, as assignee of the Trust if the Purchaser so directs), (ii) that such financing statements shall name AIR as seller, and ART, as the purchaser of the Purchased Assets, and the Trustee as assignee, and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to the Purchaser (and to the Trustee) as soon as is practicable after filing.

                     (b) It is the intention of the parties hereto that the conveyance of the Purchased Assets hereunder by the Seller to the Purchaser as provided in this Section 2.1 be, and be construed as, an absolute sale, without


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
recourse, of the Purchased Assets by the Seller to the Purchaser. Furthermore, it is not intended that such conveyance be deemed a pledge of the Purchased Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the Seller hereby grants to the Purchaser a "security interest" within the meaning of Article 9 of the UCC in all of the Seller's right, title and interest in and to the Purchased Assets and all amounts payable with respect thereto after the Closing Date in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, to secure the payment of all amounts due and to become due in respect of the Purchased Assets and any other amounts owed to the Purchaser hereunder.

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

                     Section 3.1 Purchase Price. The purchase price for the Transferor Certificate and other Purchased Assets to be conveyed by the Purchaser under this Agreement (the "Purchase Price") shall be payable on the date of conveyance in an amount equal to 100% of the outstanding principal amount of Underlying Receivables represented thereby. The Purchase Price to be paid by the Purchaser with respect to the Transferor Certificate shall be paid in cash in U.S. dollars in same day available funds on the Closing Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                     Section 4.1 Representations and Warranties of the Seller Relating to the Seller's Power and Authority. The Seller hereby represents and warrants to, and agrees with, the Purchaser as of the date of this Agreement and each Reaffirmation Date that:

                     (a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                     (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business except where failure to so qualify or be in good standing would not have a material adverse effect on its business, and has obtained all necessary licenses and approvals with respect to it and the conduct of its business required under federal, state and local laws except where failure to obtain such licenses and approvals would not have a material


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
adverse effect on its business or the Purchased Assets or the interests of the Purchaser or its assigns therein.

                     (c) Due Authorization. The execution and delivery and performance of this Agreement and any other certificate, document or instrument delivered pursuant hereto (such other certificates, documents and instruments, collectively, the "Conveyance Papers") by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part.

                     (d) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof by it will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its articles of incorporation or by-laws, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.

                     (e) No Violation. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof by it will not conflict with or violate its articles of incorporation or by-laws or any Requirements of Law applicable to it or any of its properties.

                     (f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers, (v) seeking to affect adversely the income tax attributes of the Trust, (vi) that could reasonably be expected to materially and adversely affect the value of the Purchased Assets or the interest of the Purchaser therein or (vii) that could reasonably be expected to otherwise adversely affect the Purchaser or its assigns.

                     (g) Accuracy of Information. All information heretofore furnished by it in writing to the Purchaser or the Trustee for purposes of or in connection with this Agreement or any transactions contemplated hereby is, and all such information hereafter furnished by it in writing to the Purchaser or the Trustee will be, true and accurate in every material respect and did not omit to disclose a material fact with the intent to mislead.

                     (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and any of the Conveyance Papers, the performance of the transactions


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
contemplated by this Agreement or any of the Conveyance Papers, and the fulfillment of the terms hereof and thereof, have been duly obtained, effectuated or given and are in full force and effect.

                     (i) Insolvency. It is not insolvent and no Insolvency Event with respect to it has occurred, and the transfer of Transferor Certificate by it to the Purchaser contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.

                     The representations and warranties set forth in this
Section 4.1 shall survive the transfer and assignment of the Transferor Certificate to the Purchaser. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Seller agrees to cooperate with the Purchaser and the Trustee in attempting to cure any such breach.

                     Section 4.2 Representations and Warranties of the Seller Relating to the Agreement and the Transferor Certificate.

                     (a) Binding Obligation; Valid Transfer and Assignment. The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and each Reaffirmation Date that:

            (i) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (ii) Subject to the AIR Trust Provisions, immediately prior to the transfer hereunder, the Seller was the owner of all right, title and interest in and to the Purchased Assets and this Agreement constitutes a valid transfer, assignment and conveyance to the Purchaser of all of its right, title and interest in and to the Purchased Assets and such transfer, assignment and conveyance is perfected and is of first priority, and will be held by the Purchaser (subject to the AIR Trust Provisions) free and clear of any Lien, of any Person (other than those of the Purchaser and its assigns) and except for Liens (not to exceed $5,000,000 in the aggregate) for municipal or other local taxes if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted.


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
            (iii) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it and the Purchaser and its assigns in connection with the conveyance of the Purchased Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect.

            (iv) As of the date of transfer of the Transferor Certificate to the Purchaser (x) it is not insolvent and (y) it has received a confirmation from the Rating Agencies that an existing rating of any outstanding certificates issued by the AIR Trust will not be reduced or withdrawn as a result of the conveyance of the Purchased Assets.

                     (b) Eligibility of Underlying Receivables. The Seller hereby represents and warrants to the Purchaser, with respect to the Underlying Receivables as of any Closing Date and as of each date on which Underlying Receivables are transferred to the AIR Trust that:

            (i) Each such Underlying Receivable is an Eligible Receivable as of the Closing Date or (with respect to Receivables transferred subsequently) subsequent transfer date.

            (ii) Subject to the AIR Trust Provisions, each such Underlying Receivable has been conveyed to the AIR Trust (x) free and clear of any Lien of any Person (other than those of the Purchaser and its assigns and other than Liens for municipal or other local taxes not in excess of $5,000,000 if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted and (y) in compliance with all applicable Requirements of Law.

            (iii) With respect to each such Underlying Receivable conveyed to the AIR Trust, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller, AIC, AICCO, any Third Party Originator or the Purchaser or its assigns in connection with the origination and servicing of the related Loans and the conveyance of the Underlying Receivables to the AIR Trust have been duly obtained, effected or given and are in full force and effect.

            (iv) As of the closing date for a series of certificates issued by the AIR Trust, and as of the end of each monthly period during which Underlying Receivables have been transferred to the AIR Trust, the related computer file or microfiche list referred to in the Pooling and Servicing Agreement is an accurate and


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
                  complete listing in all material respects of all Underlying Receivables as of the applicable cut-off date, or with respect to additional receivables, as of the end of such monthly period, and the information contained therein with respect to the identity of such Underlying Receivables transferred to the AIR Trust is true and correct in all material respects as of the end of such monthly period.

            (v) With respect to each Underlying Receivable transferred to the AIR Trust, (x) no selection procedures believed by the Seller to be materially adverse to the interests of the Trust were utilized in selecting the Underlying Receivables being conveyed to the AIR Trust, (y) as of the date of transfer to the AIR Trust, the Seller was not and will not be insolvent and (z) as of the date of transfer to the AIR Trust, neither the Seller nor its Affiliates had received or will receive notice from any Rating Agency that an existing rating of any certificates issued by the AIR Trust will be reduced or withdrawn as a result of the conveyance of the related Underlying Receivables to the AIR Trust.

            (vi) Subject to the AIR Trust Provisions, with respect to each Underlying Receivable transferred to the AIR Trust, the Pooling and Servicing Agreement and the related assignment constituted and will constitute a valid perfected transfer, assignment and conveyance to the AIR Trust as of the date of transfer to the AIR Trust, of all right, title and interest in and such Underlying Receivable and such Underlying Receivable is held by the AIR Trust free and clear of any Lien of any Person (other than those of the Purchaser and its assigns) except for (x) Liens for municipal or other local taxes (not to exceed $5,000,000 in the aggregate) if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer being contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted (y) liens permitted under the Pooling and Servicing Agreement and (z) the Seller's right, if any, to interest accruing on, and investment earnings, if any, in respect of the any account, as provided in the Pooling and Servicing Agreement or a related supplement thereto.

            (vii) Each Underlying Receivable shall have created or shall create a valid, subsisting and enforceable beneficial ownership interest in the related Premium Finance Obligation in favor of the related Originator, which has been and will be assigned pursuant to an agreement by the related Originator to the Seller, and which in turn has been and shall be assigned by the Seller to the AIR Trust under the Pooling and Servicing Agreement. Each Premium Finance Obligation consisting of (i) a Loan is secured by a first priority security interest in the


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                  right to receive Unearned Premiums payable by the related
                  insurer and (ii) a Deferred Payment Obligation creates a first priority ownership or security interest in the right to receive the premium payments purported to be conveyed thereunder.

           (viii) Each Underlying Receivable is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor (in the case of a Loan) or insurer (in the case of a Deferred Payment obligation), enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

                     (c) Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the transfer and assignment of the Transferor Certificate to the Purchaser. Upon discovery by the Seller or by the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice to the other party and the Trust. The Seller hereby acknowledges that the Purchaser intends to rely on the representations and warranties made hereunder in connection with representations and warranties made by the Purchaser to secured parties, assignees or subsequent transferees including but not limited to transfers made by the Purchaser to the Trust pursuant to the Sale and Servicing Agreement. The Seller agrees to cooperate with the Purchaser and the Trustee in attempting to cure any such breach.

                     Section 4.3 Representations and Warranties of the Purchaser. As of the Closing Date, the Purchaser hereby represents and warrants to, and agrees with, the Seller that:

                     (a) Organization and Good Standing. The Purchaser is a corporation validly existing in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

                     (b) Due Authorization. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser.

                     (c) No Conflict. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it or any of its properties are bound.


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
                     (d) No Violation. The execution, delivery and performance of this Agreement and the Conveyance Papers by the Purchaser and the fulfillment of the terms contemplated herein and therein applicable to the Purchaser will not conflict with or violate the Purchaser's charter or by-laws or any Requirements of Law applicable to the Purchaser.

                     (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Purchaser, threatened against the Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of the Purchaser, would materially and adversely affect the performance by the Purchaser of its obligations under this Agreement or any of the Conveyance Papers or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers.

                     (f) All Consents Required. All authorizations, consents, orders or approvals or other action of or registrations or declarations with any Person or any Governmental Authority required to be obtained, effected or given by the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Conveyance Papers and the performance of the transactions contemplated by this Agreement and the Conveyance Papers by the Purchaser have been duly obtained, effected or given and are in full force and effect.

                     The representations and warranties set forth in this
Section 4.3 shall survive the Conveyance of the Transferor Certificate to the Purchaser and the termination of the rights and obligations of the Seller and the Purchaser under this Agreement. Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.3, the party discovering such breach shall give prompt written notice to the other parties and the Trustee.


                                   ARTICLE V

                                    COVENANTS

                     Section 5.1 Seller Covenants. The Seller hereby covenants and agrees with the Purchaser as follows:

                     (a) Transferor Certificate to Be General Intangible. It will not take any action, nor will it suffer to be taken any action, to cause the Transferor Certificate, or any Premium Finance Obligation or any Underlying Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the States of Delaware, New York and California) unless, the Trustee shall have possession of the Transferor Certificate. It will not take any action, nor will it suffer to be taken any action, to cause the Transferor Certificate or any Underlying Receivable to be anything other than a "general intangible" (as


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
defined in the UCC as in effect in the States of Delaware, New York and California) unless, the Trustee shall have possession of the Transferor Certificate.

                     (b) Conveyances and Security Interests. Except for the AIR Trust Provisions and the conveyances hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on the Purchased Assets or any Underlying Receivable, or any interest therein or on the legal title to the Purchased Assets or any Underlying Receivable; it will immediately notify the Purchaser of the existence of any Lien on any of the Purchased Assets or any Underlying Receivable or on the legal title to the Purchased Assets or any Underlying Receivable; and it shall defend the right, title and interest of the Trust in, to and under the Purchased Assets and any Underlying Receivable, whether now existing or hereafter created, against all claims of third parties claiming through or under it; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit it from suffering to exist upon the Purchased Assets or any Underlying Receivable (other than those of the Purchaser and its assigns) any Liens for municipal or other local taxes not in excess of $5,000,000 if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such Lien is either no longer contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, such Lien will no longer be permitted; provided, further, that it shall not be prohibited hereby from conveying, assigning, selling, exchanging or otherwise transferring the Purchased Assets in connection with a transaction complying with the provisions of Section 7.02 of the Sale and Servicing Agreement.

                     (c) Delivery of Collections. If it receives payments, with respect to the Transferor Certificate or any Underlying Receivable, it agrees to pay to the Purchaser (or a designee if the Purchaser so directs) all such payments as soon as practicable after receipt thereof but in no event later than two Business Days after receipt thereof.

                     (d) Notice of Liens. It shall notify the Purchaser promptly after becoming aware of any Lien on the Transferor Certificate or any Underlying Receivable other than the conveyances hereunder or any Lien for municipal or other local taxes not in excess of $5,000,000 if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided that once any such lien is either no longer contested or the appropriate Governmental Authority has entered a final non-appealable decision or order in connection therewith, it shall notify the Purchaser of such Lien.

                     (e) Documentation of Transfer. It shall cause to be executed and delivered to the Purchaser any documents (including financing statements and/or continuation statements under the UCC) that would be necessary to fully preserve and protect the Purchaser's (or their designee's) right, title and interest in and to the Transferor Certificate.

                     (f) Sale. It agrees to treat the Conveyance, for financial accounting purposes, as a sale on all financial statements.

                     (g) Continuous Perfection. It shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless it shall have delivered to the Purchaser or its designees at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. It shall not change its chief executive office or change the location of its principal records concerning the Transferor Certificate or payments with respect thereto unless it has delivered to the Purchaser or its designees at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of the Purchaser or its designees in the Transferor Certificate to continue to be perfected with the priority required by this Agreement.


                                   ARTICLE VI

                             REPURCHASE OBLIGATION

                     Section 6.1 Repurchase of the Transferor Certificate. In the event of a breach of any of the representations and warranties set forth in subsection 4.2(a)(i) having a material adverse effect on the Trust, the Purchaser, by notice then given in writing to the Seller (and to the Purchaser and the Servicer, if given by the Noteholders), may direct the Seller to accept reassignment of the Transferor Certificate within 60 days of such notice (or within such longer period as may be specified in such notice but in no event longer than 120 days), and the Seller shall be obligated to accept reassignment of the Transferor Certificate on a Payment Date specified by the Seller occurring within such applicable period on the terms and conditions set forth in the Sale and Servicing Agreement; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, with respect to a breach of the representation and warranty contained in subsection
4.2 (a)(i), such representation shall then be true and correct in all respects; provided further, that if as a result of such breach a Series Pay Out Event shall occur (as specified in a Series Supplement), the Seller shall be obligated to accept reassignment of all affected Purchased Assets upon the occurrence of such event.

                     Section 6.2 Payments Due on Ineligible Underlying Receivables. In the event that a Seller Specified Representation is breached, and a Seller Requisite Effect results, then the Seller shall pay to the Purchaser with respect to such affected Underlying Receivable the amount equal to the sum of the portion of the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Trustee) and the principal balance of such Ineligible Receivable represented by the Transferor Certificate (to the extent not paid to the Trustee) within the Seller Required Time; provided, however, that no such payment shall be required to be made, if on any day within such applicable period, such representations and warranties with respect to such affected Underlying Receivable shall then be true and correct in


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
all respects as if such affected Underlying Receivable had been created on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsection available to the Purchaser.


                                  ARTICLE VII

                          TERM AND PURCHASE TERMINATION

                     Section 7.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Trust as provided in the Trust Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                     Section 8.1 Amendment. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Seller and the Purchaser in accordance with this Section 9.1. This Agreement and any Conveyance Papers may be amended from time to time by the Seller and the Purchaser (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers that shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers, (iv) to change or modify the Purchase Price, and (v) to change, modify, delete or add any other obligation of the Seller or the Purchaser; provided, however, that such action shall not adversely affect in any material respect the interests of the Trustee or any Noteholder, without the written consent of the Trustee. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement.

                     Section 8.2 GOVERNING LAW. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES TO THIS AGREEMENT AND THE CONVEYANCE PAPERS HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENT THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF

ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

                     Section 8.3 Notices. All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission to (i) in the case of AIR, to 160 Water Street, New York, New York 10038-4922, Attention: President (facsimile no. (212) 428-5515), (ii) in the case of ART, to 160 Water Street, New York, New York 10038-4922,
Attention: President (facsimile no. (212) 428-5515), (iii) in the case of the Trustee, to 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division (facsimile no. (312) 407-4656), and
(iv) in the case of any Rating Agency, at the address or telecopy number provided in the related Supplement.

                     Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

                     Section 8.5 Agreement of Seller. The Seller agrees for the benefit of the Trustee that any amounts payable by the Seller to the Purchaser hereunder which are to be paid by the Purchaser to the Trustee for the benefit of the Noteholders shall be paid by the Seller, on behalf of the Purchaser, directly to the Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior Business Day in next-day funds.

                     Section 8.6 Further Assurances. The Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by any other party more fully to effect the purposes of this Agreement and the Conveyance Papers, including, without limitation, the execution of any UCC financing statements or continuation statements or equivalent documents relating to the Transferor Certificate for filing under the provisions of the UCC or other law of any applicable jurisdiction.

                     Section 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Seller or the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                     Section 8.8 Counterparts. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                     Section 8.9 Binding; Third-Party Beneficiary. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto intend that the Trustee shall be a third-party beneficiary of this Agreement.

                     Section 8.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers. This Agreement and the Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

                     Section 8.11 Headings. The headings set forth herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                     Section 8.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

                     Section 8.13 Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement or contained in any Conveyance Paper, shall remain operative and in full force and effect and shall survive conveyance of the Transferor Certificate by the Purchaser to the Trust pursuant to the Sale and Servicing Agreement and conveyance by the Trust to the Trustee pursuant to the Base Indenture.

                     Section 8.14 Waiver of Trial by Jury. To the extent permitted by applicable law, each of the parties hereto irrevocably waives all right of trial by jury in any action, proceeding or counterclaim arising out of or in connection with this assignment or the Related Documents or any matter arising hereunder or thereunder.

                     Section 8.15 No Petition. The Seller by entering into this Receivables Purchase Agreement hereby covenants and agrees that it will not at any time institute against the Purchaser, or join in any institution against the Purchaser of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to this Receivables Purchase Agreement.

                     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Transferor Certificate Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.



                                     A.I. RECEIVABLES CORP.,
                                            as Seller

                                     By: /s/ Michael D. Vogen
                                         ------------------------------------
                                         Name: Michael D. Vogen
                                         Title: Vice President




                                     A.I. RECEIVABLES TRANSFER CORP.,
                                            as Purchaser

                                     By: /s/ Michael D. Vogen
                                         ------------------------------------
                                         Name: Michael D. Vogen
                                         Title: Vice President






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